EXHIBIT 99.1
ENCORE ACQUISITION COMPANY ANNOUNCES PLANS FOR AN INITIAL PUBLIC OFFERING OF A NEW MASTER
LIMITED PARTNERSHIP
FORT WORTH, Texas — (BUSINESS WIRE) — January 17, 2007
Encore Acquisition Company (NYSE:EAC) announced today that it intends to form a master limited partnership, or MLP, that will engage in an initial public offering of common units representing limited partner interests. The MLP is expected to own certain Wyoming oil and natural gas properties to be acquired from subsidiaries of Anadarko Petroleum Corporation and certain legacy oil and gas properties currently owned by Encore. Net proceeds from the initial public offering are expected to be used to repay indebtedness incurred in connection with the acquired properties.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. The securities will only be offered and sold pursuant to a registration statement filed under the Securities Act of 1933, as amended.
Cautionary Statement
This press release includes forward-looking statements, which give Encore’s current expectations or forecasts of future events based on currently available information. Management’s assumptions and expectations regarding future events are subject to a wide range of business risks and uncertainties, and there is no assurance that Encore’s expectations or forecasts will be met. More detailed information about the factors that may affect Encore’s performance may be found in its most recent Form 10-K and other filings with the Securities and Exchange Commission. Encore undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.
Contacts:
Encore Acquisition Company, Fort Worth
Bob Reeves, Chief Financial Officer
817-339-0918